Exhibit 107

Calculation of Filing Fee Table

Rule 424(b)(2)

(Form Type)

AT&T Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to be Paid	Debt	U.S.$1,750,000,000 5.539% Global Notes due 2026	457(r) (1)	$1,750,000,000	100%	$1,750,000,000	0.0001102	$192,850

	Total Offering Amounts					$1,750,000,000		$192,850

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$192,850(2)

(1)

In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), the registrant initially deferred payment of all of the registration fee in respect of the base prospectus filed with, and forming a part of, the Registration Statement on Form S-3ASR (SEC File No. 333- 263192) filed on March 2, 2022.

(2)	Pursuant to Rule 424(g)(2) and General Instruction II.F to Form S-3, this prospectus supplement shall be deemed a final prospectus for purposes of the offering of the securities described herein.